Exhibit 99.1

Intrusion, Inc. Reports Third Quarter 2023 Results

Intrusion Shield gaining traction

PLANO, Texas, November 14, 2023 (ACCESSWIRE) -- Intrusion Inc. (NASDAQ: INTZ), a leader in cyberattack prevention solutions, announced today financial results for the third quarter ended September 30, 2023.

Recent Financial & Business Highlights:

•	Improved third quarter EPS to $(0.14) per share from $(0.15) per share in the second quarter 2023.
•	Announced the award of a $5 million agreement with a large telecommunications company to provide Intrusion Shield support for its data centers.
•	Announced a Securities Purchase Agreement though a Private Offering resulted in net proceeds of approximately $2.4 million.

“During the third quarter, we made great progress toward growing our business and overcoming our short-term liquidity issues,” said Tony Scott, CEO of Intrusion. “We continued to see promising signs that our go-to-market strategy for Intrusion Shield with our partners is working, which is evident by our recent $5 million multi-year Shield agreement with a large telecommunications provider, as well as the booking of four other new contracts across a diverse range of industries, which are all expected to grow over time. Our sales pipeline continues to remain solid, as we are seeing a growing demand for both our Shield family of products and our Consulting business due to customers continuing to seek better and more cost-effective cybersecurity solutions for their enterprises. This gives us confidence that we are well positioned to improve our revenue and booking performance in future periods.”

Mr. Scott continued, “Last week, we announced that we entered into a Securities Purchase Agreement through a Private Offering, through which we received net proceeds of approximately $2.4 million. The Private Offering was heavily participated in by members of our Executive Team, Board of Directors, and existing shareholders, which we believe demonstrates the confidence that both our organization and shareholders have in our unique technology. In addition to the Private Offering, we also agreed to exchange $0.4 million aggregate principal of our Streeterville Capital debt for an aggregate of approximately one million shares of common stock. We believe that these combined efforts will provide us with the liquidity and runway needed to execute our strategy to grow the business.”

Third Quarter Financial Results

Revenue for the third quarter of 2023 was $1.5 million, a decrease of $0.7 million compared with the third quarter of the prior year. The decrease resulted from the loss of a contract in the fourth quarter of 2022 in which Intrusion’s prime sponsor chose not to renew the final option year of a contract. While the loss of this contract significantly impacted top-line revenue, the gross margin on this contract was 14% and, as a result, had a marginal impact on profitability.

The gross profit margin was 78% for the third quarter of 2023, compared to 55% in the third quarter of 2022.

Operating expenses in the third quarter of 2023 were $3.8 million, a decrease from $5.0 million in the comparable quarter of last year.

The net loss for the third quarter of 2023 was $(3.2) million, or $(0.14) per share, compared to a loss of $(2.9) million, or $(0.15) per share for the third quarter of 2022.

As of September 30, 2023, cash and cash equivalents were $0.2 million, down from $3.0 million on December 31, 2022. Subsequent to the quarter end, the Company received approximately $2.4 million in net proceeds from the sale of 4.4 million shares of common stock and warrants in a private offering. The Company intends to use the net proceeds from the Offering for working capital, general corporate purposes, and the potential partial repayment of outstanding indebtedness to Streeterville Capital, LLC.

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Conference Call

Intrusion’s management will host a conference call today at 4:00 P.M., CST. Interested investors can access the live call by dialing 1-404-975-4839, or 1-833-470-1428 for international callers, and providing the following access code: 996917. The call will also be webcast live LINK. For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 6:00 P.M. CST until November 21, 2023, by dialing 1-929-458-6194, or 1-866-813-9403 for international callers, and entering the following access code: 302412. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion, Inc.

Intrusion, Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working with government entities, the company released its first commercial product in 2021. Intrusion Shield allows businesses to incorporate a Zero Trust, reputation-based security solution into their existing infrastructure. Intrusion Shield observes traffic flow and instantly blocks known or unknown malicious connections from entering or exiting a network to help protect against zero-day and ransomware attacks. Incorporating Intrusion Shield into a network elevates an organization's overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This release may contain certain forward-looking statements, including, without limitations, comments about the performance of protections provided by our Intrusion Shield product and any other words that react to management’s expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof. They involve several risks and uncertainties, including, without limitation, the chances that our products and solutions do not perform as anticipated or do not meet with widespread market acceptance. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including risks that we have detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors."

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion, Inc.

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INTRUSION INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenue	$1,468	$2,192	$4,245	$6,085
Cost of revenue	324	995	967	2,814

Gross profit	1,144	1,197	3,278	3,271

Operating expenses:
Sales and marketing	1,357	1,711	4,518	4,485
Research and development	1,171	1,456	4,418	4,592
General and administrative	1,309	1,852	4,000	5,961

Operating loss	(2,693)	(3,822)	(9,658)	(11,767)

Interest and other income	2	2,002	43	2,004
Interest expense	(520)	(1,061)	(1,459)	(1,657)
Gain (loss) on lease termination	–	(35)	–	385

Net loss	$(3,211)	(2,916)	$(11,074)	(11.035)

Net loss per share:
Basic	$(0.14)	$(0.15)	$(0.51)	$(0.57)
Diluted	$(0.14)	$(0.15)	$(0.51)	$(0.57)

Weighted average common shares outstanding:
Basic	23,061	19,826	21,844	19,433
Diluted	23,061	19,826	21,844	19,433

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INTRUSION INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$177	$3,015
Accounts receivable, net	450	530
Prepaid expenses and other assets	305	1,877
Total current assets	932	5,422
Noncurrent Assets:
Property and equipment:
Equipment	3,115	2,865
Capitalized software development	2,527	1,380
Furniture and fixtures	43	43
Leasehold improvements	78	78
Property and equipment, gross	5,763	4,366
Accumulated depreciation and amortization	(2,921)	(2,208)
Property and equipment, net	2,842	2,158
Finance leases, right-of-use assets, net	549	1,048
Operating leases, right-of-use assets, net	237	504
Other assets	161	143
Total noncurrent assets	3,789	3,853
TOTAL ASSETS	$4,721	$9,275

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable, trade	$2,497	$1,273
Accrued expenses	635	446
Finance lease liabilities, current portion	617	667
Operating lease liabilities, current portion	113	294
Notes payable, current portion	11,021	10,114
Deferred revenue	862	455
Total current liabilities	15,745	13,249

Noncurrent Liabilities:
Finance lease liabilities, noncurrent portion	4	10
Operating lease liabilities, noncurrent portion	135	231
Notes payable, noncurrent portion	370	–
Total noncurrent liabilities	509	241

Commitments and Contingencies

Stockholders’ Deficit:
Preferred stock, $0.01 par value: Authorized shares – 5,000 Issued shares – 0 in 2023 and 2022	–	–
Common stock, $0.01 par value: Authorized shares – 80,000; Issued shares – 24,620 in 2023 and 21,198 in 2022; Outstanding shares – 24,610 in 2023 and 21,188 in 2022	246	212
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	96,026	92,304
Accumulated deficit	(107,400)	(96,326)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ deficit	(11,533)	(4,215)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$4,721	$9,275

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